UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 20, 2004

                                Paxar Corporation
             (Exact name of registrant as specified in its charter)

          New York                     1-9493                  13-5670050
(State or other jurisdiction   (Commission file number)    (I.R.S. Employer
      of incorporation)                                   Identification Number)

               105 Corporate Park Drive
                White Plains, New York                          10604
       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (914) 697-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On September 20, 2004, Paxar Corporation (the "Registrant") entered into an Employment Agreement, effective October 1, 2004 (the "2004 Agreement"), with Arthur Hershaft, its Chairman of the Board and Chief Executive Officer. The 2004 Agreement supersedes Mr. Hershaft's July 11, 2001 Employment Agreement (the "2001 Agreement") with the Registrant.

Under the 2004 Agreement, Mr. Hershaft will continue to serve as the Registrant's Chairman and Chief Executive Officer through December 31, 2006. The Registrant may not terminate Mr. Hershaft's employment without cause during the term of his employment. The Registrant's Board of Directors may appoint another person or persons to fill the positions of Chairman and Chief Executive Officer before December 31, 2006, upon 90 days' prior written notice to Mr. Hershaft. If the Registrant's Board appoints another person or persons to serve as Chairman and as Chief Executive Officer before December 31, 2006, the Board will establish an Executive Committee of the Board consisting of Mr. Hershaft, the Chairmen of the Board's three standing committees, and the Lead Director of the Board. Mr. Hershaft will serve as Chairman of the Executive Committee and continue to be employed by the Registrant under the terms of the 2004 Agreement. The Registrant's Board and Mr. Hershaft have agreed that he will serve as part-time Advisor to the Registrant's Board and the Chief Executive Officer in calendar year 2007 at an annual fee of $300,000.

Mr. Hershaft's base compensation, which is presently $567,600, incentive compensation (75% of his base salary if the Registrant achieves 100% of the target criteria), and receipt of grants under the Registrant's stock incentive plans continue under the 2004 Agreement.

All other material obligations and responsibilities of the Registrant and Mr. Hershaft set forth in the 2001 Agreement, including compensation, benefit and retirement provisions, restrictive covenants, and confidentiality agreements, remain essentially unchanged in the 2004 Agreement.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Paxar Corporation


                                                 By: /s/ Larry M. Segall
                                                     ---------------------------
                                                         Larry M. Segall
                                                        Vice President and
                                                           Controller

September 22, 2004